STEPSTONE GROUP REPORTS FIRST QUARTER FISCAL YEAR 2023 RESULTS
NEW YORK, AUGUST 4, 2022 – StepStone Group Inc. (Nasdaq: STEP), a global private markets investment firm focused on providing customized investment solutions and advisory and data services, today reported results for the quarter ended June 30, 2022. This represents results for the first quarter for the fiscal year ending March 31, 2023. The Board of Directors of the Company has declared a quarterly cash dividend of $0.20 per share of Class A common stock, payable on September 15, 2022, to the holders of record as of the close of business on August 31, 2022.
StepStone issued a full detailed presentation of its first quarter fiscal 2023 results, which can be accessed by clicking here.
Webcast and Earnings Conference Call
Management will host a webcast and conference call on Thursday, August 4, 2022 at 5:00 pm ET to discuss the Company’s results for the first fiscal quarter ended June 30, 2022. The conference call will also be made available in the Shareholders section of the Company's website at https://shareholders.stepstonegroup.com/. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register.
The conference call can be accessed by dialing 1-877-375-7930 (United States) or 1-213-992-4628 (international).
A replay of the call will also be available on the Company's website approximately two hours after the live call through August 18, 2022. To access the replay, dial 1-844-512-2921 (United States) or 1-412-317-6671 (international). The replay pin number is 151137. The replay can also be accessed on the Shareholders section of the Company's website at https://shareholders.stepstonegroup.com.
About StepStone
StepStone Group Inc. (Nasdaq: STEP) is a global private markets investment firm focused on providing customized investment solutions and advisory, data and administrative services to its clients. As of June 30, 2022, StepStone oversaw approximately $588 billion of private markets allocations, including approximately $137 billion of assets under management. StepStone's clients include some of the world's largest public and private defined benefit and defined contribution pension funds, sovereign wealth funds and insurance companies, as well as prominent endowments, foundations, family offices and private wealth clients, which include high-net-worth and mass affluent individuals. StepStone partners with its clients to develop and build private markets portfolios designed to meet their specific objectives across the private equity, infrastructure, private debt and real estate asset classes.
Forward-Looking Statements
Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-

looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under the “Risk Factors” section of our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on May 31, 2022, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
Contacts
Shareholder Relations:
Seth Weiss
shareholders@stepstonegroup.com
1-212-351-6106
Media:
Brian Ruby / Chris Gillick, ICR
StepStonePR@icrinc.com
1-203-682-8268

First Quarter Fiscal Year 2023 Earnings Presentation AUGUST 4, 2022

2STEPSTONE GROUP Today’s Presenters Scott Hart CEO Jason Ment President & Co-COO Mike McCabe Head of Strategy Johnny Randel Chief Financial Officer

GAAP Consolidated Income Statements

GAAP net income (loss) was $(21.5) million for the quarter. GAAP net income (loss) attributable to StepStone Group Inc. was $(11.0) million (or $(0.18) per share) for the quarter.

($ in thousands, except per share amounts)	Quarter		
	Jun '21	Jun '22	% Fav / Unfav
Revenues			
Management and advisory fees, net	$ 78,061	$ 116,732	50%
Performance fees:			
Incentive fees	4,182	-	na
Carried interest allocations:			
Realized	49,963	73,607	47%
Unrealized	176,399	(113,950)	na
Total carried interest allocations	226,362	(40,343)	na
Legacy Greenspring carried interest allocations[1]	-	(153,607)	na
Total revenues	**308,605**	**(77,218)**	**na**
Expenses			
Compensation and benefits:			
Cash-based compensation	42,671	60,061	-41%
Equity-based compensation	3,743	3,714	1%
Performance fee-related compensation:			
Realized	25,308	41,735	-65%
Unrealized	85,572	(54,553)	na
Total performance fee-related compensation	110,880	(12,818)	na
Legacy Greenspring performance fee-related compensation[1]	-	(153,607)	na
Total compensation and benefits	157,294	(102,650)	na
General, administrative and other	16,430	34,232	-108%
Total expenses	**173,724**	**(68,418)**	**na**
Other income (expense)			
Investment income (loss)	6,424	(1,101)	na
Legacy Greenspring investment loss[1]	-	(8,604)	na
Interest income	80	11	-86%
Interest expense	(6)	(587)	-9683%
Other loss	(437)	(1,104)	-153%
Total other income (expense)	6,061	(11,385)	na
Income (loss) before income tax	**140,942**	**(20,185)**	**na**
Income tax expense	14,423	1,286	91%
Net income (loss)	**126,519**	**(21,471)**	**na**
Less: Net income attributable to non-controlling interests in subsidiaries	5,614	7,571	-35%
Less: Net loss attributable to non-controlling interests in legacy Greenspring entities[1]	-	(8,604)	na
Less: Net income (loss) attributable to non-controlling interests in the Partnership	79,255	(9,398)	na
Net income (loss) attributable to StepStone Group Inc.	**$ 41,650**	**$ (11,040)**	**na**
Net income (loss) per share of Class A common stock – Basic	**$ 1.07**	**$ (0.18)**	**na**
Net income (loss) per share of Class A common stock – Diluted	**$ 1.06**	**$ (0.18)**	**na**

[1] Reflects amounts attributable to consolidated VIEs for which we did not acquire any direct economic interests. Such amounts are attributable to employees and therefore have been reflected as legacy Greenspring performance fee-related compensation and net income (loss) attributable to non-controlling interests in legacy Greenspring entities, respectively.

3

Robust Growth Profile Since Inception

TOTALS ASSETS UNDER MANAGEMENT AND ADVISEMENT ($B)



Assets under management
Assets under advisement
$1
$5
$9
$27
$47
$54
$62
$64
$84
$116
$130
$155
$266
$296
$427
$570
$588
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
FY'17
FY'18
FY'19
FY'20
FY'21
FY'22
FQ1'23

Note: Fiscal 2017-2022 reflect AUM/AUA as of March 31 of each fiscal year then ended. Prior year amounts are reported on a calendar year basis. Strategic acquisitions contributed approximately $5.6 billion, $1.8 billion, $0.9 billion, $3.6 billion, $2.4 billion and $22.5 billion of AUM and $1.0 billion, $0.0 billion, $0.0 billion, $1.0 billion, $92.5 billion and $0.0 billion of AUA in calendar year 2010, 2012, 2013, 2016, and fiscal year 2019 and 2022, respectively. As of June 30, 2022, approximately $0.8 billion, $0.2 billion, $0.0 billion, $2.9 billion, $2.3 billion and $21.9 billion of AUM and $0.0 billion, $0.0 billion, $0.0 billion, $0.2 billion, $115.1 billion and $0.0 billion of AUA acquired in calendar year 2010, 2012, 2013, 2016, and fiscal year 2019 and 2022, respectively, remains. An expansion of client data tracked contributed $70 billion of AUA for fiscal 2021. The incremental client data captured represents assets for which StepStone serves as investment advisor for the portfolio but does not provide monitoring/reporting services and did not make the initial investment recommendation.

STEPSTONE GROUP 4

Fiscal Q1 2023 Overview

KEY BUSINESS DRIVERS

	FQ1'23	FQ1'22	vs. FQ1'22	FQ4'22	vs. FQ4'22
Assets under management ("AUM")	$136.5 B	$89.8 B	52%	$134.5 B	1%
Fee-Earning AUM ("FEAUM")	$78.6 B	$52.9 B	48%	$75.2 B	4%
Undeployed fee-earning capital	$17.1 B	$13.6 B	26%	$17.0 B	1%
Gross accrued carry	$1,366.3 M	$1,072.7 M	27%	$1,480.5 M	-8%

FINANCIAL HIGHLIGHTS[1]

($M, except per share amounts)	FQ1'23	FQ1'22	vs. FQ1'22	FQ4'22	vs. FQ4'22
Adjusted revenues	$190.3	$136.2	40%	$145.1	31%
Management and advisory fees, net	$116.7	$78.1	50%	$112.2	4%
Fee-related earnings ("FRE")	$36.6	$23.1	58%	$35.9	2%
Fee-related earnings margin	31%	30%		32%	
Adjusted Net Income ("ANI")	$47.1	$40.5	16%	$43.7	8%
ANI per share	$0.41	$0.41	0%	$0.38	8%

BUSINESS UPDATE

- Declared a dividend of $0.20 per share of Class A common stock, payable on September 15, 2022 to record holders of Class A common stock at the close of business on August 31, 2022
- Raised a total of approximately $17 billion of new SMA[2] capital over the LTM
- Final closings for StepStone Capital Partners V ("SCP V"), StepStone Credit Opportunities Fund I ("SCOF I") and StepStone Senior Corporate Lending II ("SCL II"), first closing of StepStone's private equity secondaries fund, and additional closings of StepStone's expansion stage venture capital directs fund, and micro venture capital primaries fund; raised a total of approximately $7 billion for commingled funds over the LTM
- Conversus StepStone Private Markets ("CPRIM") achieved a 78% total return since inception on October 1, 2020, and approximately $650 million of AUM as of July 1, 2022

[1] See definition and reconciliation of non-GAAP measures at the end of this presentation.
[2] Includes advisory accounts for which we have discretion.

STEPSTONE GROUP 5

OVERVIEW

StepStone's Growth Drivers

STEPSTONE
inside private markets

AUM		AUA
SEPARATELY MANAGED ACCOUNTS	FOCUSED COMMINGLED FUNDS	ADVISORY
$80B **18%** growth from prior year	$45B[1] **44%** organic growth from prior year[2]	$452B
• A total of **~$17B** of new capital additions during the LTM	• A total of ~**$7B** raised in focused commingled funds during the LTM • Final closings for SCP V, SCOF I, SCL II • Additional closings on StepStone's funds including private equity secondaries, expansion stage venture capital directs, micro venture capital primaries, and CPRIM	• Net client activity increased AUA by **$77B** over the last twelve months • **~$12B** of AUA relates to advisory accounts for which we have discretion

UFEC

Total undeployed fee-earning capital of **$17.1B**

FEAUM

SEPARATELY MANAGED ACCOUNTS	FOCUSED COMMINGLED FUNDS
$52B **+26%** from prior year	$26B[1] **30%** organic growth from prior year[2]

Note: As of June 30, 2022. Amounts may not sum to total due to rounding.
[1] The acquisition of Greenspring added $22.5 billion of AUM and $11.4 billion of FEAUM as of 9/20/21.
[2] Organic focused commingled fund AUM and FEAUM growth excludes $22.5B of AUM and $11.4B of FEAUM acquired as part of Greenspring as of 9/20/21.

STEPSTONE GROUP 7

Fee-earning AUM Evolution

FEAUM Growth
SMAs +26% from prior year
Commingled +30% organic growth from prior year

36%
clients with exposure to more than one asset class

FEE-EARNING AUM BY COMMERCIAL STRUCTURE ($B)



Total AUM
$40
$53
$67
$86
$134[1]
$137
Focused commingled funds
Separately managed accounts
Organic CAGR[2]: 30%
$22.3
5.8
16.5
$32.2
8.0
24.2
$41.2
10.1
31.1
$52.0
11.4
40.6
$75.2
25.6
49.6
$78.6
26.4
52.2

	FY'18	FY'19	FY'20	FY'21	FY'22	FQ1'23
% SMAs	74%	75%	76%	78%	66%	66%
% Commingled	26%	25%	24%	22%	34%	34%

FEE-EARNING AUM BY ASSET CLASS ($B)



Private debt
Infrastructure
Real estate
Private equity
Organic CAGR[2]: 30%
$22.3
3.8
4.6
12.9
1.0
$32.2
4.6
8.4
16.2
3.0
$41.2
6.3
11.4
19.9
3.5
$52.0
10.5
12.6
24.5
4.4
$75.2
12.2
17.7
40.4
4.8
$78.6
12.8
18.4
41.9
5.4

	FY'18	FY'19	FY'20	FY'21	FY'22	FQ1'23
% PE	58%	50%	48%	47%	54%	53%
% RE/INFRA/PD	42%	50%	52%	53%	46%	47%

FEAUM + UNDEPLOYED FEE-EARNING CAPITAL ($B)[1]



FEAUM
Undeployed fee-earning capital
Organic CAGR[2]: 23%
$34.7
12.4
22.3
$44.5
12.3
32.2
$55.6
14.4
41.2
$66.0
14.0
52.0
$92.2
17.0
75.2
$95.7
17.1
78.6
FY'18
FY'19
FY'20
FY'21
FY'22
FQ1'23

Note: Amounts may not sum to total due to rounding. PE – Private equity, RE – Real estate, INFRA – Infrastructure, PD – Private debt
[1] The acquisition of Greenspring added approximately $22.5B of AUM, $11.4B of FEAUM, and $0.5B of undeployed fee-earning capital as of 9/20/21.
[2] Organic CAGR excludes $11.4B of FEAUM and $0.5B of undeployed fee-earning capital acquired as part of Greenspring as of 9/20/21.

STEPSTONE GROUP 8

Trend in Management and Advisory Fees

STEPSTONE
inside private markets

MANAGEMENT & ADVISORY FEES ($M)[1]



Advisory fees
Focused commingled funds
Separately managed accounts
$140
40
49
52
$190
45
59
86
$234
48
79
107
$285
52
97
136
$379[2]
56
149
174
$417[2]
55
177
184
FY'18
FY'19
FY'20
FY'21
FY'22
LTM FQ1'23

Blended mgmt. fee rates:[3]

	FY'18	FY'19	FY'20	FY'21	FY'22	LTM FQ1'23
Overall	0.56%	0.53%	0.51%	0.52%	0.52%	0.54%
By Type:						
SMAs	*0.42%*	*0.41%*	*0.39%*	*0.39%*	*0.40%*	*0.40%*
Commingled	*0.83%*	*0.87%*	*0.89%*	*0.90%*	*0.85%*	*0.87%*
By Asset Class:						
PE	*0.66%*	*0.63%*	*0.66%*	*0.62%*	*0.64%*	*0.66%*
RE / INFRA / PD	*0.46%*	*0.41%*	*0.37%*	*0.42%*	*0.40%*	*0.40%*

MANAGEMENT & ADVISORY FEES PER SHARE[6]



CAGR: 25%
$1.44
$1.95
$2.40
$2.91
$3.55
$3.77
FY'18
FY'19
FY'20
FY'21
FY'22
LTM FQ1'23

Assets under management and advisement

	FY'18	FY'19	FY'20	FY'21	FY'22	LTM FQ1'23
FEAUM ($B)	$22	$32	$41	$52	$75[2]	$79
AUM ($B)	$40	$53	$67	$86	$134[2]	$137
AUA ($B)	$115	$213[4]	$229	$340[5]	$436	$452

% of fee revenue from management and advisory fees[1]

	FY'18	FY'19	FY'20	FY'21	FY'22	LTM FQ1'23
Mgmt	72%	76%	80%	82%	85%	87%
Advisory	28%	24%	20%	18%	15%	13%

Note: Amounts may not sum to total due to rounding. PE – Private equity, RE – Real estate, INFRA – Infrastructure, PD – Private debt
[1] Excludes fund reimbursement revenues.
[2] The acquisition of Greenspring contributed $11.4B of FEAUM and $22.5B of AUM as of 9/20/21, and $43.4M and $64.9M of management and advisory fees for fiscal 2022 and LTM FQ1'23, respectively.
[3] Weighted-average fee rates reflect the applicable management fees for the last 12 months ending on each period presented, and is inclusive of any retroactive fees for such period.
[4] The acquisition of Courtland Partners contributed $90B of AUA for fiscal 2019.
[5] An expansion of client data tracked contributed $70B of AUA for fiscal 2021.
[6] Per share amounts calculated using adjusted shares for each respective period. See slide 32 for calculation of adjusted shares.

STEPSTONE GROUP 9

FINANCIAL UPDATE

Financial Highlights

STEPSTONE
inside private markets

- FEAUM growth of 48% drove fee revenue increases of 50% for the quarter
- Results for the quarter include $2.4M of revenue, and $2.2M of FRE and pre-tax ANI from retroactive fees (Final closing on SCP V)

FINANCIAL HIGHLIGHTS[1]

	Three Months Ended June 30		
($M, except per share amounts and where noted)	2022	2021	% Δ YTY
AUM ($B)	$ 136.5	$ 89.8	52%
FEAUM ($B)	78.6	52.9	48%
Undeployed Fee-Earning capital ($B)[2]	17.1	13.6	26%
Management & Advisory Fees, net	$ 116.7	$ 78.1	50%
Fee-Related Earnings	36.6	23.1	58%
Fee-Related Earnings Margin[3]	31%	30%	
Gross Realized Performance Fees[4]	73.6	58.2	27%
Pre-tax Adjusted Net Income ("ANI")	60.7	52.3	16%
Adjusted Net Income Per Share[5]	$ 0.41	$ 0.41	0%
Adjusted Revenues	190.3	136.2	40%

[1] StepStone completed the acquisition of Greenspring on September 20, 2021, which added $22.5 billion of AUM, $11.4 billion of FEAUM, and $0.5 billion of undeployed fee-earning capital.
[2] Undeployed fee-earning capital is defined as capital not yet invested or considered active on which StepStone will earn fees once the capital is deployed or activated.
[3] Fee-Related Earnings Margin is calculated by dividing Fee-Related Earnings by Management & Advisory Fees, net.
[4] Gross Realized Performance Fees include deferred incentive fees that are not included in our GAAP results; FQ1'22: $4.0m. Excludes legacy Greenspring entities.
[5] Reflects a 22.3% blended statutory rate applied to Pre-tax Adjusted Net Income for FQ1'23 and 114.5 million adjusted shares outstanding. Reflects a 22.6% blended statutory rate for FQ1'22 and 98.7 million adjusted shares outstanding. See Appendix for calculation of ANI per share and a reconciliation of adjusted shares.

STEPSTONE GROUP 11

12STEPSTONE GROUP Per Share Per Share $78 $117 Jun-21 Jun-22 Quarter Per Share $175 $648 Mar-18 LTM Jun-22 Long-Term Growth $34 $229 Mar-18 LTM Jun-22 Long-Term Growth $141 $419 Mar-18 LTM Jun-22 Long-Term Growth MGMT. & ADVISORY FEES ADJUSTED REVENUES $58 $74 Jun-21 Jun-22 Quarter +8% $136 $190 Jun-21 Jun-22 Quarter Adjusted Revenues • Management fees per share increased 36% for the quarter driven by strong FEAUM growth • Management fees per share increased by a compound annual growth rate of 31% over the long-term growth period • Advisory fees per share decreased 15% for the quarter and increased by a compound annual growth rate of 5% over the long-term growth period • Gross realized performance fees were up $15.4 million for the quarter primarily driven by increased realization activity from our PE funds CAGR +25% +20% GROSS REALIZED PERFORMANCE FEES $0.79 $1.02 $1.44 $3.77 $0.59 $0.64 $0.35 $2.06 $1.38 $1.66 $1.79 $5.83 CAGR +52% CAGR +32% +29% ($M, except per share amounts)

13STEPSTONE GROUP $41 $47 Jun-21 Jun-22 Quarter Per Share Per Share $23 $37 Jun-21 Jun-22 Quarter $35 $180 Mar-18 LTM Jun-22 Long-Term Growth $24 $136 Mar-18 LTM Jun-22 Long-Term Growth FEE-RELATED EARNINGS Profitability • Fee-related earnings per share growth driven primarily by growth in FEAUM for the quarter and by growth in FEAUM and margin expansion in the long-term growth period • FRE margins were 31% for the quarter as compared with 30% in the prior year and 17% four fiscal years ago. – FRE margins are impacted by $2.4 million of retroactive fees, which corresponds to $2.2 million of fee-related earnings in FQ1’23, and $0.9 million of retroactive fees, which corresponds to $0.8 million of fee-related earnings in FQ1’22. • Adjusted net income per share increased by a CAGR of 42% over the long-term growth period driven by higher FRE and higher net realized performance fees +39% +0% $0.41 $0.41 $0.36 $1.62 CAGR +42% $0.23 $0.32 $0.24 $1.22 CAGR +47% ADJUSTED NET INCOME ($M, except per share amounts)

14STEPSTONE GROUP Private Equity 95% Infrastructure 2% Real Estate 3% 2013 & Prior 7% 2014 12% 2015 11% 2016 18% 2017 16% Post 2017 36% $83 $90 $99 $107 $108 $0 $20 $40 $60 $80 $100 $120 FQ1'22 FQ2'22 FQ3'22 FQ4'22 FQ1'23 $1,073 $1,216 $1,347 $1,481 $1,366 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 FQ1'22 FQ2'22 FQ3'22 FQ4'22 FQ1'23 Accrued Carry and Fund Investments1 • Gross accrued unrealized carried interest of $1,366 million, net accrued unrealized carry of $657 million as of June 30, 2022 (note: valuations reported on a one quarter lag) • Approximately $58 billion in performance fee-eligible capital as of June 30, 2022 • $839 million, or 61%, of gross accrued unrealized carried interest allocation balance is in SMAs or commingled funds that have American style (or deal-by-deal) carry waterfalls • 160 programs with carry or incentive fee structures • The value of investments held by the firm increased to $108 million, up 30% from June 30, 2021 • Unfunded commitments were $82 million as of June 30, 20221 +27% +30% ACCRUED CARRY ($M)2 INVESTMENTS ($M) 64% from 2017 or prior vintages NET UNREALIZED CARRY AS OF 6/30/2022 BY VINTAGE AND TYPE 1 Excludes $1.1 billion of investments in funds and accrued carried interest allocations and $39.0 million of unfunded commitments held by the legacy Greenspring general partner entities in legacy Greenspring funds for which we do not hold any direct economic interests. 2 Changes in our accrued carry balance reflect our share of the unrealized gains or losses of our client portfolios on a one quarter lag.

APPENDIX

Consolidated Balance Sheets

($ in thousands)	Jun '21	Mar '22	Jun '22
Assets			
Cash and cash equivalents	$ 218,580	$ 116,386	$ 106,354
Restricted cash	4,011	1,063	978
Fees and accounts receivable	42,004	34,141	34,892
Due from affiliates	6,819	19,369	38,456
Investments:			
Investments in funds	82,894	107,045	108,086
Accrued carried interest allocations	1,072,673	1,480,515	1,366,314
Legacy Greenspring investments in funds and accrued carried interest allocations[1]	-	1,334,581	1,144,271
Deferred income tax assets	94,447	27,866	31,527
Lease right-of-use assets, net	64,707	61,065	72,134
Other assets and receivables	24,970	27,426	35,374
Intangibles, net	4,870	398,126	387,255
Goodwill	6,792	580,542	580,542
Total assets	**$ 1,622,767**	**$ 4,188,125**	**$ 3,906,183**
Liabilities and stockholders' equity			
Accounts payable, accrued expenses and other liabilities	$ 45,992	$ 80,541	$ 70,189
Accrued compensation and benefits	51,003	39,966	58,808
Accrued carried interest-related compensation	562,531	769,988	728,894
Legacy Greenspring accrued carried interest-related compensation[1]	-	1,140,101	956,906
Due to affiliates	126,594	199,355	195,743
Lease liabilities	75,512	70,965	83,271
Debt obligations	-	62,879	62,997
Total liabilities	**861,632**	**2,363,795**	**2,156,808**
Total stockholders' equity	**761,135**	**1,824,330**	**1,749,375**
Total liabilities and stockholders' equity	**$ 1,622,767**	**$ 4,188,125**	**$ 3,906,183**

[1] Represents amounts attributable to consolidated VIEs for which we did not acquire any direct economic interests. Such amounts are attributable to employees and therefore have been reflected as non-controlling interests in legacy Greenspring entities and legacy Greenspring accrued carried interest-related compensation, respectively.

STEPSTONE GROUP 16

Non-GAAP Financial Results[1]

($ in thousands, unless otherwise mentioned)	Quarter Jun '21	Quarter Jun '22	% Fav / Unfav
Management and advisory fees, net	$ 78,061	$ 116,732	50%
Less:			
Adjusted cash-based compensation	42,564	59,370	-39%
Adjusted equity-based compensation	108	643	-495%
Adjusted general, administrative and other	12,262	20,102	-64%
Fee-related earnings	**23,127**	**36,617**	**58%**
Plus:			
Realized carried interest allocations	49,963	73,607	47%
Incentive fees	4,182	-	na
Deferred incentive fees	4,042	-	na
Realized investment income	2,411	1,969	-18%
Interest income	80	11	-86%
Other loss	(437)	(1,104)	-153%
Less:			
Realized performance fee-related compensation[2]	25,308	41,735	-65%
Interest expense	6	587	-9683%
Income attributable to non-controlling interests in subsidiaries:			
Fee-related earnings attributable to non-controlling interests in subsidiaries[3]	5,523	8,514	-54%
Non fee-related earnings (losses) attributable to non-controlling interests in subsidiaries[4]	197	(398)	na
Pre-tax adjusted net income	**52,334**	**60,662**	**16%**
Less: Income taxes[5]	11,801	13,528	-15%
Adjusted net income	**$ 40,533**	**$ 47,134**	**16%**
ANI per share	**$ 0.41**	**$ 0.41**	**0%**

[1] Prior presentations displayed GAAP measures for cash-based compensation and general, administrative and other expenses, and included separate line items to adjust out the amortization of intangibles and other non-core items. This updated presentation reflects expenses adjusted for these items not included in ANI or FRE. See slides 30 and 31 for reconciliation of GAAP to ANI and FRE and GAAP expenses to adjusted expenses, respectively.

[2] Includes carried interest-related compensation expense related to the portion of net carried interest allocation revenue attributable to equity holders of the Company's consolidated subsidiaries that are not 100% owned ($0.1 million and $4.4 million for the three months ended June 30, 2021 and 2022, respectively).

[3] Reflects the portion of fee-related earnings of our subsidiaries attributable to non-controlling interests.

[4] Reflects components of pre-tax adjusted net income of our subsidiaries attributable to non-controlling interests other than fee-related earnings, including incentive fees and related compensation, realized investment income, net interest expense and other income (loss).

[5] Represents corporate income taxes at a blended statutory rate of 22.3% and 22.6% applied to pre-tax adjusted net income for the three months ended June 30, 2022 and 2021, respectively. The 22.3% rate for the three months ended June 30, 2022 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 1.3%, and the 22.6% rate for the three months ended June 30, 2021 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 1.6%.

17

FEAUM Overview

($B, unless noted)	FQ1'23	FQ1'22	Fav / Unfav Change $	Fav / Unfav Change %
SMAs				
Beginning balance	$ 49.6	$ 40.6	$ 9.0	22%
Contributions	3.4	1.3	2.1	156%
Distributions	(0.4)	(0.3)	(0.1)	-33%
Market value, FX and other	(0.3)	(0.1)	(0.2)	-143%
Ending balance	$ 52.2	$ 41.4	$ 10.8	26%
Management fees ($M)	$ 50.5	$ 40.6	$ 9.9	24%
Average fee rate[1]	0.40%	0.40%		-1%
Commingled Funds				
Beginning balance	$ 25.6	$ 11.4	$ 14.1	124%
Contributions	1.2	0.2	0.9	398%
Distributions	(0.4)	(0.1)	(0.3)	-298%
Market value, FX and other	(0.0)	(0.1)	0.1	86%
Ending balance	$ 26.4	$ 11.5	$ 14.9	129%
Management fees ($M)	$ 52.7	$ 24.2	$ 28.6	118%
Average fee rate[1]	0.87%	0.92%		-6%
Total				
Beginning balance	$ 75.2	$ 52.0	$ 23.2	45%
Contributions	4.5	1.5	3.0	193%
Distributions	(0.8)	(0.4)	(0.4)	-92%
Market value, FX and other	(0.3)	(0.2)	(0.1)	-49%
Ending balance	$ 78.6	$ 52.9	$ 25.6	48%
Management fees ($M)	$ 103.2	$ 64.8	$ 38.4	59%
Average fee rate[1]	0.54%	0.52%		4%

Walk from AUM to FEAUM	$B
Total AUM as of 6/30/22	$ 136.5
Less: Non-Fee Earning AUM	15.0
Less: Market appreciation included in AUM	25.9
Less: Undeployed Fee-Earning Capital (capital not yet invested or considered active on which we will earn fees once capital is invested or activated)	17.1
Fee-Earning AUM as of 6/30/22	**$ 78.6**

- FEAUM increased by approximately 48% for the quarter to $78.6 billion
- Activated/Deployed approximately $2.8 billion of capital from our existing undeployed fee-earning capital during the quarter

Note: Amounts may not sum to total due to rounding. Amounts related to reductions in fee-earning AUM from funds that moved from a committed capital to net invested capital fee basis or from funds and accounts that no longer pay fees are included within Distributions. Prior periods have been recast for this change.

[1] Weighted-average fee rates reflect the applicable management fees for the last 12 months ending on each period presented, and is inclusive of any retroactive fees for such period.

STEPSTONE GROUP 18

StepStone Occupies a Critical Position within the GP & LP Ecosystem

Global Private Markets

Primaries | Secondaries | Co-investments

Over $75B in annual private markets capital allocations[1]

Clients

- Corporations
- Endowments/Foundations
- Family Offices
- Private Wealth/Defined Contribution Plans
- Insurance Companies
- Pension Funds
- Sovereign Wealth Funds


Asset management
Advisory and data services
Portfolio analytics and reporting

Fund Managers

- Private Equity
- Infrastructure
- Private Debt
- Real Estate

Reviewed over 3,500 investment opportunities annually[2]

[1] Data reflecting twelve months ended December 31, 2021.
[2] Data reflecting twelve months ended June 30, 2022.

STEPSTONE GROUP 19

StepSone is a Global Private Markets Solutions and Services Provider

StepStone is a global private markets investment firm focused on providing customized investment solutions and advisory data services to clients

$588B	$137B	$79B	$75B+	840
combined AUM/AUA[1]	assets under management[1]	fee-earning assets under management	annual private market allocations[2]	professionals


PRIVATE EQUITY • REAL ESTATE • PRIVATE DEBT • INFRASTRUCTURE •

Focus on customization

Expertise in building customized portfolios designed to meet clients' specific objectives

Global-and-local approach

Global operating platform with strong local teams in 23 cities in 14 countries across 5 continents

Proprietary data and technology

Valuable information advantage generates enhanced private markets insight and improves operational efficiency

Multi-asset class expertise

Scaled presence across the private equity, infrastructure, private debt and real estate asset classes drives ability to execute tailored and complex investment solutions

Large and experienced team

Approximately 295 investment professionals and over 540 other employees dedicated to sourcing, executing, analyzing and monitoring private markets opportunities

As of June 30, 2022. All dollars are USD.

[1] $588 billion includes $137 billion in assets under management and $452 billion in assets under advisement. Reflects final data for the prior period (March 31, 2022), adjusted for net new client account activity through June 30, 2022. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of March 31, 2022, as reported by underlying managers up to 100 days following March 31, 2022. When NAV data is not available by 100 days following March 31, 2022, such NAVs are adjusted for cash activity following the last available reported NAV.

[2] For the twelve months ended December 31, 2021. Excludes legacy funds, feeder funds and research-only, non-advisory services.

STEPSTONE GROUP 20

Comprehensive Private Markets Solutions

StepStone's flexible business model helps clients access opportunities across all asset classes:

ASSET MANAGEMENT — ADVISORY — RESEARCH

SEPARATELY MANAGED ACCOUNTS	FOCUSED COMMINGLED FUNDS	ADVISORY & DATA SERVICES	PORTFOLIO ANALYTICS & REPORTING
• Owned by one client and managed according to their specific preferences • Address client's specific portfolio risk/return, diversification, and liquidity objectives • Integrates a combination of investment strategies across one or more asset classes	• Owned by multiple clients • Deploy capital in specific asset classes with defined investment strategies • Leverages StepStone's multi-asset class expertise	• Recurring support of portfolio construction and design • Discrete or project-based due diligence • Detailed review of existing private markets investments • Consulting services • Licensed access to SPI[1]	• Provide clients with tailored reporting packages • Mandates typically include access to Omni
$80B AUM **and $52B** FEAUM **(66% of total)**	**$45B** AUM **and $26B** FEAUM **(34% of total)**	**$452B** AUA **and $12B** AUM	Provided portfolio analytics and reporting on over **$580B** of client commitments

Note: As of June 30, 2022. Amounts may not sum to total due to rounding.
[1] StepStone Private Markets Intelligence.

STEPSTONE GROUP 21

Comprehensive, Full Service Model

247
bespoke SMA accounts and focused commingled funds

36%
of advisory clients also have an AUM relationship

- Offers a comprehensive, full-service model to clients seeking a customized solution to private markets investing
- Each solution is offered across each of the private equity, infrastructure, private debt and real estate asset classes
- Empowered by industry-transforming technology capabilities that create a virtuous cycle of client engagement providing a significant data advantage

CUSTOMIZED SOLUTIONS ACROSS ALL MARKETS

1. ASSET MANAGEMENT SOLUTIONS
2. ADVISORY AND DATA SOLUTIONS
3. PORTFOLIO ANALYTICS AND REPORTING

SPECIFICALLY TAILORED FOR EACH ASSET CLASS

Asset class	AUM	FEAUM	AUA	Investment professionals
PRIVATE EQUITY	$76B[1]	$42B	$234B	147
REAL ESTATE	$11B[1]	$5B	$157B	54
INFRASTRUCTURE	$26B[1]	$18B	$45B	56
PRIVATE DEBT	$24B[1]	$13B	$16B	38

INDUSTRY-TRANSFORMING TECHNOLOGY CAPABILITIES


Investment decisioning tool
SPI
FRONT-END
Portfolio monitoring tool SPAR²
OMNI
BACK-END

Note: Amounts may not sum to total due to rounding. Data presented as of June 30, 2022. AUM/AUA reflects final data for the prior period (March 31, 2022), adjusted for net new client account activity through June 30, 2022. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of March 31, 2022, as reported by underlying managers up to 100 days following March 31, 2022. When NAV data is not available by 100 days following March 31, 2022, such NAVs are adjusted for cash activity following the last available reported NAV.

[1] Allocation of AUM by asset class is presented by underlying investment asset classification.

[2] StepStone Portfolio Analytics & Reporting.

STEPSTONE GROUP 22

23STEPSTONE GROUP As of June 30, 2022 Total AUM: $137B Infrastructure $26B / 19% Private Equity $76B / 55% Private Debt $24B / 17% Real Estate $11B / 8% BY AUM1 Total AUA: $452B Private Debt $16B / 3%Infrastructure $45B / 10% Real Estate $157B / 35% BY AUA 47% ($278B) combined AUM / AUA in RE / INFRA / PD asset classes Note: Amounts and percentages may not sum to total due to rounding. Reflects final data for the prior period (March 31, 2022), adjusted for net new client account activity through June 30, 2022. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of March 31, 2022, as reported by underlying managers up to 100 days following March 31, 2022. When NAV data is not available by 100 days following March 31, 2022, such NAVs are adjusted for cash activity following the last available reported NAV. RE – Real estate, INFRA – Infrastructure, PD – Private debt 1Allocation of AUM by asset class is presented by underlying investment asset classification. Private Equity $234B / 52% Investment Expertise Across All Private Markets Asset Classes

24STEPSTONE GROUP $6 $7 $5 $2 $5 $7 $6 $9 $1 $8 $6 $16 $13 $33 $29 $33 $28 $32 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 $120 $130 Net Realized Performance Fees QUARTERLY NET REALIZED PERFORMANCE FEES ($m, unless otherwise mentioned) Note: Net Realized Performance Fees represent gross realized performance fees, less realized performance fee-related compensation. Gross realized performance fees include deferred incentive fees that are not included in GAAP revenues. See reconciliation of net realized performance fees on page 33. Excludes legacy Greenspring entities. $23 $29 $24 $20 $19 $18 $20 $27 $23 $25 $24 $31 $43 $68 $91 $107 $123 $122 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 $120 $130 LTM NET REALIZED PERFORMANCE FEES ($m, unless otherwise mentioned)

25STEPSTONE GROUP Revenues - Management and Advisory Fees, Net LTM JUNE ’21 LTM JUNE ’22 Focused commingled funds 34% SMAs 49% Advisory and other services 17% Focused commingled funds 42% SMAs 44% Advisory and other services 13% Fund reimbursement revenues 1% ($ in thousands) Jun '21 Jun '22 % Fav / Unfav Jun '21 Jun '22 tal % Fav / Unfav Focused commingled funds 24,150$ 52,742$ 118% 101,520$ 177,317$ # 75% SMAs 40,605 50,460 24% 145,667 184,173 # 26% Advisory and other services 13,255 12,984 -2% 52,609 55,252 # 5% Fund reimbursement revenues 51 546 971% 227 2,186 # 863% Total management and advisory fees, net $ 78,061 $ 116,732 50% $ 300,023 $ 418,928 # 40% Quarter Last Twelve Months

26STEPSTONE GROUP 26% 8% 66% Top 10 Top 11-20 Other Blue-chip, Sophisticated, Global Clientele As of June 30, 2022 1 Our top 10 clients comprise over 60 separate mandates and commitments to commingled funds. 2 Includes ~42% of management and advisory fee contribution from focused commingled funds. 56% 27% 7% 10% > 7 years 3-7 years 1-3 years < 1 year 33% 24% 22% 18% 3% North America Asia/Australia Europe Middle East Central and South America 39% 16% 15% 9% 8% 7% 6% Pension Funds Insurance Companies Private Wealth/ Defined Contribution Plans Sovereign Wealth Funds Corporations Family Offices Endowments/Foundations BY TYPE LTM management and advisory fees (%) BY GEOGRAPHY LTM management and advisory fees (%) BY REMAINING ACCOUNT TENOR LTM management fees (%) BY CLIENT LTM management and advisory fees (%) 2 1

StepStone's Diversified Platform Spans Private Markets Solutions

PRIVATE EQUITY

- Total AUM: $76B
  - SMA AUM: $38B
  - FCF AUM: $38B
- Advisory AUA: $234B
- $44B Approved in 2021

INVESTMENT STRATEGY[1,2,4]	NET IRR[3]	NET TVM[3]
PRIMARIES	19.3%	1.7x
SECONDARIES	20.5%	1.6x
CO-INVESTMENTS	23.4%	1.8x

REAL ESTATE

- Total AUM: $11B
  - SMA AUM: $4B
  - FCF AUM: $3B
  - Advisory AUM: $4B
- Advisory AUA: $157B
- $12B Approved in 2021

INVESTMENT STRATEGY[1,4,5]	NET IRR[3]	NET TVM[3]
CORE/CORE+ FUND INVESTMENTS	9.4%	1.6x
VALUE-ADD/OPPORTUNISTIC FUND INVESTMENTS	10.7%	1.4x
REAL ESTATE DEBT FUND INVESTMENTS	6.3%	1.2x
VALUE-ADD/OPPORTUNISTIC SECONDARIES & CO-INVESTMENTS	16.5%	1.3x

INFRASTRUCTURE

- Total AUM: $26B
  - SMA AUM: $25B
  - FCF AUM: $--B
  - Advisory AUM: $1B
- Advisory AUA: $45B
- $12B Approved in 2021

INVESTMENT STRATEGY[1,4,6]	NET IRR[3]
PRIMARIES	12.3%
SECONDARIES	15.1%
CO-INVESTMENTS[7]	9.2%

PRIVATE DEBT

- Total AUM: $24B
  - SMA AUM: $13B
  - FCF AUM: $3B
  - Advisory AUM: $7B
- Advisory AUA: $16B
- $8B Approved in 2021

INVESTMENT STRATEGY[1,4,8]	IRR[8]
DIRECT LENDING (GROSS)[9]	7.7%
DISTRESSED DEBT (GROSS)[9]	10.7%
OTHER (GROSS)[9,10]	9.4%
PRIVATE DEBT GROSS TRACK RECORD[9]	**8.7%**
PRIVATE DEBT NET TRACK RECORD	**7.9%**

Note: Approvals are LTM as of December 31, 2021. Amounts may not sum to total due to rounding. SMA – Separately Managed Accounts. FCF – Focused Commingled Funds.
AUM/AUA as of June 30, 2022. Reflects final data for the prior period (March 31, 2022), adjusted for net new client account activity through June 30, 2022. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of March 31, 2022, as reported by underlying managers up to 100 days following March 31, 2022. When NAV data is not available by 100 days following March 31, 2022, such NAVs are adjusted for cash activity following the last available reported NAV.
Please see next slide for performance footnote references.
Past performance is not necessarily indicative of future results and there can be no assurance that the fund will achieve comparable results or avoid substantial losses.

STEPSTONE GROUP 27

28STEPSTONE GROUP Track Record Disclosures Note: Descriptions for certain terms can be found on the definitions page starting on slide 34 of this presentation. 1 Investment returns reflect NAV data for underlying investments as of March 31, 2022, as reported by underlying managers up to 100 days following March 31, 2022. For investment returns where NAV data is not available by 100 days following March 31, 2022, such NAVs are adjusted for cash activity following the last available reported NAV. 2 Private Equity includes 1,349 investments totaling $134.4 billion of capital commitments and excludes (i) two advisory co-investments and 171 client-directed investments, totaling $100.0 million and $20.9 billion, respectively, of capital commitments, (ii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment, and (iii) Greenspring investments until the data integration is completed. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. 3 Net IRR and Net TVM are presented solely for illustrative purposes and do not represent actual returns received by any investor in any of the StepStone Funds represented above. StepStone fees and expenses are based on the following assumptions (management fees represent an annual rate): (i) Primaries: 25 basis points of net invested capital for management fee, 5 basis points of capital commitments for fund expenses, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. (ii) Secondaries: 125 basis points (60 basis points for Infrastructure) on capital commitments in years 1 through 4 for management fee. In year 5, management fees step down to 90% of the previous year’s fee. Secondaries also include 5 basis points of capital commitments for fund expenses, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. Secondaries also include 12.5% of paid and unrealized carry (15.0% of paid and unrealized carry for Real Estate), with an 8% preferred return hurdle. (iii) Co-investments: 100 basis points on net committed capital for management fee, 5 basis points of capital commitments for fund expenses, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. Co- investments also include 10.0% of paid and unrealized carry (15.0% of paid and unrealized carry for Real Estate), with an 8% preferred return hurdle. Net IRR and Net TVM for certain investments may have been impacted by StepStone’s or the underlying fund manager’s use of subscription backed credit facilities by such vehicles. Reinvested/recycled amounts increase contributed capital. 4 Investments of former clients are included in performance summary past the client termination date until such time as StepStone stops receiving current investment data (quarterly valuations and cash flows) for the investment. At that point, StepStone will then ‘liquidate’ the fund by entering a distribution amount equal to the last reported NAV, thus ending its contribution to the track record as of that date. Historical performance contribution will be maintained up until the ‘liquidation’ date. 5 Real Estate includes 440 investments totaling $66.4 billion of capital commitments and excludes (i) 57 client-directed investments, totaling $8.9 billion of capital commitments, (ii) eight secondary core/core+ investments, totaling $691.6 million, (iii) four advisory fund investments totaling $463.6 million, and (iv) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non- USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. Includes the discretionary track record of Courtland Partners, Ltd., which StepStone acquired on April 1, 2018 (the “Courtland acquisition”). 6 Infrastructure includes 188 investments totaling $39.0 billion of capital commitments and excludes (i) approximately 11 infrastructure investments made by the Partnership prior to the formation of the Infrastructure subsidiary in 2013 or made prior to the Courtland acquisition, and 18 client-directed investments, totaling $501.9 million and $1.4 billion, respectively, of capital commitments, and (ii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. 7Includes asset management investments. 8 Private Debt includes 725 investments totaling $33.5 billion of capital commitments and excludes (i) 30 client-directed investments, totaling $2.4 billion of capital commitments, and (ii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. IRR is presented solely for illustrative purposes and does not represent actual returns received by any investor in any of the StepStone Funds represented above. StepStone fees and expenses are based on the following assumptions (management fees represent an annual rate): Private Debt fund investments include 65 basis points on the quarterly NAV for management fee. Net IRR for certain investments may have been impacted by StepStone’s or the underlying fund manager’s use of subscription backed credit facilities by such vehicles. Reinvested/recycled amounts increase contributed capital. 9 Subset performance is presented net of fees and expenses charged by the underlying fund manager only (performance results do not reflect StepStone fees and expenses). 10 Other includes mezzanine debt, infrastructure debt, collateralized loan obligations, private performing debt, senior/enhanced senior debt, fund of funds, leasing, regulatory capital, trade finance and intellectual property/royalty. Past performance is not necessarily indicative of future results and there can be no assurance that the fund will achieve comparable results or avoid substantial losses.

Notable StepStone Focused Commingled Funds[1]

Fund Name[2]	Description	Vintage Year	Fund Size ($M)
PRIVATE EQUITY			
StepStone Secondary Opportunities Fund IV	Private Equity Secondaries	2019	$ 2,097
StepStone VC Global Partners X	Multi-Strategy Global Venture Capital	2020	1,480
StepStone Tactical Growth Fund III	Multi-Strategy Growth Equity	2020	696
StepStone VC Opportunities VI	Expansion Stage Venture Capital Directs	2020	653
StepStone VC Asia Fund I	Multi-Strategy Asia Venture Capital	2020	251
StepStone VC Micro III	Micro Venture Capital Primaries	2020	198
StepStone VC Early Stage II	Early Stage Venture Capital Directs	2021	352
StepStone VC Secondaries Fund V	Venture Capital Secondaries	2021	2,600
StepStone Capital Partners V	Private Equity Co-Investments	2021	2,364
REAL ESTATE			
StepStone Real Estate Partners IV	Special Situation Real Estate Secondaries	2019	$ 1,404
PRIVATE DEBT			
StepStone Credit Opportunities Fund I	Corporate / Opportunistic Lending	2021	$ 632
Senior Corporate Lending Fund II	Corporate Direct Lending	2021	1,275
MULTI-ASSET CLASS			
Conversus (CPRIM)	Evergreen	2020	$ 646[3]

- Current funds in market include: private equity secondaries fund, expansion stage venture capital directs fund, micro venture capital primaries fund, multi-strategy global venture capital fund, and infrastructure co-investments fund

[1] Includes funds with fund size greater than $150 million.
[2] Reflects most recently closed fund for each category of investment strategy.
[3] Reflects fair value of the fund's portfolio as of July 1, 2022.

STEPSTONE GROUP 29

Reconciliation of GAAP to ANI and FRE

STEPSTONE
inside private markets

($ in thousands)	Quarter			Full Year	Last Twelve Months
	Jun '21	Mar '22	Jun '22	Mar '18	Jun '22
Income before income tax	$ 140,942	$ 115,842	$ (20,185)	$ 85,805	$ 351,454
Net income attributable to non-controlling interests in subsidiaries[1]	(5,720)	(8,759)	(8,116)	(2,350)	(30,496)
Net (income) loss attributable to non-controlling interests in legacy Greenspring	-	(14,696)	8,604	-	(23,982)
Unrealized carried interest allocations	(176,399)	(133,062)	113,950	(91,753)	(295,502)
Unrealized performance fee-related compensation	85,572	84,757	(54,553)	48,278	172,778
Unrealized investment (income) loss	(4,013)	(3,488)	3,070	(1,870)	(10,578)
Deferred incentive fees	4,042	(4,373)	-	2,801	(2,604)
Equity-based compensation[2]	3,635	3,212	3,071	189	12,610
Amortization of intangibles	620	11,049	10,871	3,382	34,748
Tax Receivable Agreements adjustments through earnings	-	(4,951)	-	-	(3,560)
Non-core items[3]	3,655	10,709	3,950	2,211	26,555
Pre-tax adjusted net income	**52,334**	**56,240**	**60,662**	**46,693**	**231,423**
Income taxes[4]	(11,801)	(12,526)	(13,528)	(11,673)	(51,879)
Adjusted net income	**40,533**	**43,714**	**47,134**	**35,020**	**179,544**
Income taxes[4]	11,801	12,526	13,528	11,673	51,879
Realized carried interest allocations	(49,963)	(31,665)	(73,607)	(30,081)	(224,362)
Realized performance fee-related compensation[5]	25,308	5,086	41,735	11,406	107,635
Realized investment income	(2,411)	(1,831)	(1,969)	(3,137)	(8,057)
Incentive fees	(4,182)	(5,588)	-	(1,489)	(7,411)
Deferred incentive fees	(4,042)	4,373	-	(2,801)	2,604
Interest income	(80)	(8)	(11)	(143)	(268)
Interest expense	6	476	587	913	1,694
Other loss[6]	437	40	1,104	125	1,978
Net income attributable to non-controlling interests in subsidiaries[1]	5,720	8,759	8,116	2,350	30,496
Fee-related earnings	**$ 23,127**	**$ 35,882**	**$ 36,617**	**$ 23,836**	**$ 135,732**

1 Reflects the portion of pre-tax adjusted net income of our subsidiaries attributable to non-controlling interests.

2 Reflects equity-based compensation for awards granted prior to and in connection with the IPO.

3 Includes compensation paid to certain equity holders as part of an acquisition earn-out ($0.8 million in fiscal 2018), transaction costs ($0.4 million for the three months ended March 31, 2022, $3.5 million for the three months ended June 30, 2021, $0.1 million for fiscal 2018, and $10.7 million for the last twelve months ended June 30, 2022), severance costs ($1.5 million for the three months ended March 31, 2022, $0.1 million for the three months ended June 30, 2021, $0.7 million for fiscal 2018, and $1.6 million for the last twelve months ended June 30, 2022), loss on change in fair value for contingent consideration obligation ($3.3 million for the three months ended June 30, 2022, $8.0 million for the three months ended March 31, 2022, and $12.9 million for the last twelve months ended June 30, 2022), compensation paid to certain employees as part of an acquisition earn-out ($0.6 million for the three months ended June 30, 2022, $0.8 million for the three months ended March 31, 2022, and $1.4 million for the last twelve months ended June 30, 2022) and other non-core operating income and expenses.

4 Represents corporate income taxes at a blended statutory rate of 22.3% and 22.6% applied to pre-tax adjusted net income for the three months ended June 30, 2022 and 2021, respectively. The 22.3% rate for the three months ended June 30, 2022 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 1.3%, and the 22.6% rate for the three months ended June 30, 2021 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 1.6%. The three months ended March 31, 2022 reflects a true-up to adjust fiscal 2022 to a blended statutory rate of 22.5%. As we were not subject to U.S. federal and state income taxes prior to the Reorganization and IPO, a blended statutory rate of 25.0% has been applied to fiscal 2018 for comparability purposes.

5 Includes carried interest-related compensation expense related to the portion of net carried interest allocation revenue attributable to equity holders of the Company's consolidated subsidiaries that are not 100% owned ($0.1 million for the three months ended June 30, 2021, $1.3 million for the three months ended March 31, 2022, $4.4 million for the three months ended June 30, 2022, and $6.1 million for the last twelve months ended June 30, 2022).

6 Reflects other income (loss) net of amounts for Tax Receivable Agreements adjustments recognized as other income (loss) ($5.0 million for the three months ended March 31, 2022, and $3.6 million for the last twelve months ended June 30, 2022).

30

31STEPSTONE GROUP Reconciliation of Adjusted Revenues and Expenses 1 Reflects the removal of severance and compensation paid to certain employees as part of an acquisition earn-out. 2 Reflects the removal of equity-based compensation for awards granted prior to and in connection with the IPO. 3 Reflects the removal of amortization of intangibles, transaction-related costs and other non-core operating income and expenses. ($ in thousands) Ful l Year Last Twelve Months Jun '21 Mar '22 Jun '22 Mar '18 Jun '22 Total revenues 308,605$ 364 ,690$ (77 ,218)$ 264 ,275$ 979 ,702$ Unrealized carried interest allocations (176,399) (133,062) 113,950 (91,753) (295,502) Deferred incentive fees 4,042 (4,373) - 2,801 (2,604) Legacy Greenspring carried interest allocations - (82,146) 153,607 - (33,499) Adjusted revenues 136,248$ 145 ,109$ 190 ,339$ 175 ,323$ 648 ,097$ Cash-based c ompensation 42,671$ 59,265$ 60,061$ Adjustments(1) (107) (2,306) (691) Adjusted c ash-based c ompensation 42,564$ 56 ,959$ 59 ,370$ Equity-based c ompensation 3,743$ 3,633$ 3,714$ Adjustments(2) (3,635) (3,212) (3,071) Adjusted equity-based c ompensation 108$ 421$ 643$ General , administrative and other 16,430$ 38,419$ 34,232$ Adjustments(3) (4,168) (19,452) (14,130) Adjusted general , administrative and other 12,262$ 18 ,967$ 20 ,102$ Quarter

Reconciliation of Adjusted Net Income Per Share

($ in thousands, except share and per share amounts)	Quarter		Full Year	Last Twelve Months
	Jun '21	Jun '22	Mar '18	Jun '22
Adjusted net income	$ 40,533	$ 47,134	$ 35,020	$ 179,544
Weighted-average shares of Class A common stock outstanding – Basic(1)	39,042,497	61,144,139	29,237,500	55,389,404
Assumed vesting of RSUs(1)	1,353,755	798,326	745,347	1,149,453
Assumed vesting and exchange of Class B2 units(1)	2,488,979	2,448,833	2,411,318	2,466,614
Exchange of Class B units in the Partnership(1)(2)	55,773,834	47,146,840	65,578,831	49,856,893
Exchange of Class C units in the Partnership(3)	-	2,928,824	-	2,298,696
Adjusted shares(1)	98,659,065	114,466,962	97,972,996	111,161,060
Adjusted net income per share	$ 0.41	$ 0.41	$ 0.36	$ 1.62

[1] Our Class A common stock did not exist prior to the Reorganization and IPO in September 2020. As a result, the computation of ANI per share for fiscal 2018 assumes the same number of adjusted shares outstanding as reported for the three months ended September 30, 2020 for comparability purposes.
[2] Assumes the full exchange of Class B units in StepStone Group LP for Class A common stock of SSG pursuant to the Class B Exchange Agreement.
[3] Assumes the full exchange of Class C units in StepStone Group LP for Class A common stock of SSG pursuant to the Class C Exchange Agreement.

STEPSTONE GROUP 32

Reconciliation of Gross and Net Realized Performance Fees[1]

($ in millions)

Quarter

	FQ4'18	FQ1'19	FQ2'19	FQ3'19	FQ4'19	FQ1'20	FQ2'20	FQ3'20	FQ4'20	FQ1'21	FQ2'21	FQ3'21	FQ4'21	FQ1'22	FQ2'22	FQ3'22	FQ4'22	FQ1'23
Realized carried interest allocations	$ 9.9	$ 11.3	$ 10.1	$ 5.4	$ 9.9	$ 12.9	$ 11.1	$ 19.6	$ 2.6	$ 3.6	$ 8.6	$ 26.1	$ 24.7	$ 50.0	$ 52.5	$ 66.6	$ 31.7	$ 73.6
Incentive fees	0.1	1.2	0.1	0.1	0.1	1.6	0.8	0.2	0.8	3.6	1.2	0.3	0.4	4.2	1.8	0.0	5.6	-
Deferred incentive fees	0.6	1.0	-	-	-	-	0.8	-	-	3.5	1.2	-	-	4.0	1.8	-	(4.4)	-
Gross realized performance fees	10.7	13.5	10.2	5.5	10.0	14.5	12.6	19.8	3.4	10.8	10.9	26.4	25.1	58.2	56.1	66.6	32.9	73.6
Realized performance fee-related compensation	(4.8)	(6.3)	(5.6)	(3.0)	(5.4)	(7.8)	(6.4)	(10.4)	(2.4)	(2.9)	(4.8)	(10.2)	(12.6)	(25.3)	(26.8)	(34.0)	(5.1)	(41.7)
Net realized performance fees	$ 5.9	$ 7.2	$ 4.6	$ 2.5	$ 4.6	$ 6.7	$ 6.2	$ 9.4	$ 1.0	$ 7.9	$ 6.1	$ 16.1	$ 12.5	$ 32.9	$ 29.3	$ 32.6	$ 27.8	$ 31.9

Last Twelve Months

	FQ4'18	FQ1'19	FQ2'19	FQ3'19	FQ4'19	FQ1'20	FQ2'20	FQ3'20	FQ4'20	FQ1'21	FQ2'21	FQ3'21	FQ4'21	FQ1'22	FQ2'22	FQ3'22	FQ4'22	FQ1'23
Realized carried interest allocations	$ 30.1	$ 39.7	$ 36.8	$ 36.6	$ 36.6	$ 38.3	$ 39.2	$ 53.4	$ 46.2	$ 36.9	$ 34.4	$ 40.9	$ 63.0	$ 109.3	$ 153.3	$ 193.7	$ 200.7	$ 224.4
Incentive fees	1.5	2.7	3.2	1.6	1.5	1.9	2.6	2.7	3.4	5.4	5.8	5.9	5.5	6.1	6.7	6.4	11.6	7.4
Deferred incentive fees	2.8	3.6	3.0	1.6	1.0	-	0.8	0.8	0.8	4.3	4.7	4.7	4.7	5.2	5.8	5.8	1.4	(2.6)
Gross realized performance fees	34.4	46.0	42.9	39.9	39.2	40.2	42.6	57.0	50.4	46.6	44.9	51.5	73.1	120.5	165.7	205.9	213.8	229.2
Realized performance fee-related compensation	(11.4)	(16.8)	(18.7)	(19.7)	(20.3)	(21.8)	(22.6)	(30.0)	(27.0)	(22.1)	(20.5)	(20.4)	(30.5)	(52.9)	(74.9)	(98.7)	(91.2)	(107.6)
Net realized performance fees	$ 23.0	$ 29.2	$ 24.2	$ 20.1	$ 18.9	$ 18.4	$ 20.0	$ 27.0	$ 23.4	$ 24.5	$ 24.4	$ 31.1	$ 42.6	$ 67.6	$ 90.8	$ 107.2	$ 122.5	$ 121.5

Note: Amounts may not sum to total due to rounding.
[1] Excludes legacy Greenspring entities.

STEPSTONE GROUP 33

34STEPSTONE GROUP Definitions • Company refers to SSG and its consolidated subsidiaries, including the Partnership, following the Reorganization and IPO and to the Partnership and its consolidated subsidiaries prior to the Reorganization and IPO. • StepStone Group Inc. or “SSG” refers solely to StepStone Group Inc., a Delaware corporation, and not to any of its subsidiaries. • Partnership refers solely to StepStone Group LP, a Delaware limited partnership, and not to any of its subsidiaries. • Reorganization refers to the series of transactions immediately before the Company's initial public offering (“IPO”), which was completed on September 18, 2020. • Assets Under Management, or “AUM”, primarily reflects the assets associated with our SMAs and focused commingled funds. We classify assets as AUM if we have full discretion over the investment decisions in an account or have responsibility or custody of assets. Although management fees are based on a variety of factors and are not linearly correlated with AUM, we believe AUM is a useful metric for assessing the relative size and scope of our asset management business. Our AUM is calculated as the sum of (i) the net asset value (“NAV”) of client portfolio assets, including the StepStone Funds and (ii) the unfunded commitments of clients to the underlying investments and the StepStone Funds. Our AUM reflects the investment valuations in respect of the underlying investments of our funds and accounts on a three-month lag, adjusted for new client account activity through the period end. Our AUM does not include post-period investment valuation or cash activity. AUM as of June 30, 2022 reflects final data for the prior period (March 31, 2022), adjusted for net new client account activity through June 30, 2022. NAV data for underlying investments is as of March 31, 2022, as reported by underlying managers up to 100 days following March 31, 2022. When NAV data is not available by 100 days following March 31, 2022, such NAVs are adjusted for cash activity following the last available reported NAV. • Assets Under Advisement, or “AUA”, consists of client assets for which we do not have full discretion to make investment decisions but play a role in advising the client or monitoring their investments. We generally earn revenue for advisory-related services on a contractual fixed fee basis. Advisory-related services include asset allocation, strategic planning, development of investment policies and guidelines, screening and recommending investments, legal negotiations, monitoring and reporting on investments, and investment manager review and due diligence. Advisory fees vary by client based on the scope of services, investment activity and other factors. Most of our advisory fees are fixed, and therefore, increases or decreases in AUA do not necessarily lead to proportionate changes in revenue. Our AUA is calculated as the sum of (i) the NAV of client portfolio assets for which we do not have full discretion and (ii) the unfunded commitments of clients to the underlying investments. Our AUA reflects the investment valuations in respect of the underlying investments of our client accounts on a three-month lag, adjusted for new client account activity through the period end. Our AUA does not include post-period investment valuation or cash activity. AUA as of June 30, 2022 reflects final data for the prior period (March 31, 2022), adjusted for net new client account activity through June 30, 2022. NAV data for underlying investments is as of March 31, 2022, as reported by underlying managers up to 100 days following March 31, 2022. When NAV data is not available by 100 days following March 31, 2022, such NAVs are adjusted for cash activity following the last available reported NAV. Beginning in the quarter ended March 31, 2021, the computation of AUA was modified to include the portion of client portfolio assets for which we do not directly provide recommendations, monitoring and/or reporting services. Prior period amounts have not been recast for this change as such historical data does not exist. The impact of the change was approximately $70 billion in the quarter ended March 31, 2021.

35STEPSTONE GROUP Definitions (continued) • Fee-Earning AUM, or “FEAUM”, reflects the assets from which we earn management fee revenue (i.e., fee basis) and includes assets in our SMAs, focused commingled funds and assets held directly by our clients for which we have fiduciary oversight and are paid fees as the manager of the assets. Our SMAs and focused commingled funds typically pay management fees based on capital commitments, net invested capital and, in certain cases, NAV, depending on the fee terms. Management fees are only marginally affected by market appreciation or depreciation because substantially all of the StepStone Funds pay management fees based on capital commitments or net invested capital. As a result, management fees and FEAUM are not materially affected by changes in market value. • Undeployed Fee-Earning Capital represents the amount of capital commitments to StepStone Funds that has not yet been invested or considered active but will generate management fee revenue once this capital is invested or activated. • Adjusted net income, or “ANI”, is a non-GAAP performance measure that we present on a pre-tax and after-tax basis used to evaluate profitability. ANI represents the after-tax net realized income attributable to us. The components of revenues used in the determination of ANI (“Adjusted Revenues”) comprise net management and advisory fees, incentive fees (including the deferred portion) and realized carried interest allocations. In addition, ANI excludes: (a) unrealized carried interest allocation revenues and related compensation, (b) unrealized investment income, (c) equity-based compensation for awards granted prior to and in connection with our IPO, (d) amortization of intangibles and (e) certain other items that we believe are not indicative of our core operating performance, including charges associated with acquisitions and corporate transactions, contract terminations and employee severance. ANI does not reflect legacy Greenspring carried interest allocation revenues, legacy Greenspring carried interest-related compensation and legacy Greenspring investment income as none of the economics are attributable to us. ANI is income before taxes fully taxed at our blended statutory rate. We believe ANI and adjusted revenues are useful to investors because they enable investors to evaluate the performance of our business across reporting periods. • ANI Per Share measures our per-share earnings assuming all Class B units and Class C units in the Partnership were exchanged for Class A common stock in SSG, including the dilutive impact of outstanding equity-based awards. ANI per share is calculated as ANI divided by adjusted shares outstanding. We believe ANI per share is useful to investors because it enables them to better evaluate per-share operating performance across reporting periods. • Fee-Related Earnings, or “FRE”, is a non-GAAP performance measure used to monitor our baseline earnings from recurring management and advisory fees. FRE is a component of ANI and comprises net management and advisory fees, less operating expenses other than performance fee-related compensation, equity-based compensation for awards granted prior to and in connection with our IPO, amortization of intangibles and other non-core operating items. FRE is presented before income taxes. We believe FRE is useful to investors because it provides additional insight into the operating profitability of our business and our ability to cover direct base compensation and operating expenses from total fee revenues. • Fee-Related Earnings Margin is a non-GAAP performance measure which is calculated by dividing Fee-Related Earnings by Management & Advisory Fees, net. We believe Fee- Related Earnings Margin is an important measure of profitability on revenues that are largely recurring by nature. • Gross Realized Performance Fees represents realized carried interest allocations and incentive fees, including the deferred portion. Excludes legacy Greenspring entities.

36STEPSTONE GROUP Definitions (continued) • Net Realized Performance Fees represents gross realized performance fees, less realized performance fee-related compensation. Excludes legacy Greenspring entities. • Invested Capital refers to the total amount of all investments made by a fund, including commitment-reducing and non-commitment-reducing capital calls. • “IRR”, refers to the annualized internal rate of return for all investments within the relevant investment strategy on an inception-to-date basis as of March 31, 2022 (except as noted otherwise on pages 27 and 28), based on contributions, distributions and unrealized value. • “Net IRR” refers to IRR, net of fees and expenses charged by both the underlying fund managers and the Partnership. • Net Asset Value, or “NAV”, refers to the estimated fair value of unrealized investments plus any net assets or liabilities associated with the investment as of March 31, 2022. • “Net TVM” refers to the total value to paid-in capital or invested capital expressed as a multiple. Net TVM is calculated as distributions plus unrealized valuations divided by invested capital (including all capitalized costs). • Last Twelve Months, or “LTM,” refers to the preceding twelve months as of the period end. • Compound annual growth rate, or “CAGR,” represents a measure of the annual growth rate over multiple periods, considering the effect of compounding. • Legacy Greenspring entities refers to certain entities for which the Company, indirectly through its subsidiaries, became the sole and/or managing member in connection with the Greenspring acquisition. • Fund Size refers to total capital commitments to a StepStone Fund, including commitments from the Company as the general partner. • “StepStone Funds” refer to focused commingled funds and separately managed accounts of the Company, including acquired Greenspring funds, for which the Partnership or one of its subsidiaries acts as both investment adviser and general partner or managing member.

37STEPSTONE GROUP Disclosure Some of the statements in this presentation may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward- looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this presentation should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in our annual report on Form 10-K for the fiscal year ended March 31, 2022, and in our subsequent reports filed with the Securities and Exchange Commission, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. The non-GAAP financial measures contained in this presentation (including, without limitation, Adjusted Revenues, Adjusted Net Income (on both a pre-tax and after-tax basis), Adjusted Net Income per share, Fee-Related Earnings and Fee-Related Earnings Margin) are not GAAP measures of the Company’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included on pages 30-33 of this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries.